THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR THE SECURITIES
LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF UNLESS THIS WARRANT SHALL HAVE BEEN REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE PERSON REQUESTING THE TRANSFER OF THIS WARRANT SHALL FURNISH, WITH RESPECT TO SUCH TRANSFER, AN OPINION OF COUNSEL, SATISFACTORY TO AMERICAN CONSOLIDATED LABORATORIES, INC., TO THE EFFECT THAT SUCH SALE, TRANSFER, ASSIGNMENT OR DISPOSITION WILL NOT INVOLVE ANY VIOLATION OF THE REGISTRATION PROVISIONS OF THE ACT OR OF ANY APPLICABLE STATE SECURITIES LAW.

AMERICAN CONSOLIDATED LABORATORIES, INC.
(a Florida corporation)

Warrant for the purchase of securities of American
Consolidated Laboratories, Inc.


VOID AFTER 5:00 P.M., EASTERN TIME, ON JUNE 25, 2001

FOR VALUE RECEIVED, American Consolidated Laboratories, Inc., a Florida corporation (the "Company"), hereby grants to Fidelity Funding of California, Inc., or its assigns (the "Holder"), the right, subject to the provisions of this Warrant, to purchase from the Company at any time during the period commencing on the date hereof and expiring at 5:00 p.m., Eastern Time, on June 25, 2001 (the "Expiration Date"), 150,000 fully paid and nonassessable shares of the Company's authorized but unissued Common Stock (as hereinafter defined) at a price (the "Exercise Price") of $.50 per share (such Exercise Price and the number of shares of Common Stock purchasable hereunder being subject to adjustment as provided herein).

	The term "Common Stock" means the common stock of the Company, together with any other equity securities that may be issued by the Company in respect thereof or in substitution therefor. The shares of Common Stock deliverable or delivered upon such exercise, as adjusted from time to time, are hereinafter referred to as "Warrant Stock."

	Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification and upon surrender and cancellation of this Warrant certificate, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

	1.	Exercise of Warrant.  This Warrant may be
exercised, subject to the requirements set forth below, in whole or in part at any time or from time to time prior to 5:00 p.m., Eastern Time, on the Expiration Date, or, if such a day is a day on which banking institutions in New York, New York are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender of this Warrant certificate to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company, or by surrender of Warrant Stock) of the Exercise Price. Upon receipt by the Company of this Warrant certificate, together with the Exercise Price, at its office, or by the stock transfer agent, if any, of the Company, at its offices, in proper form for exercise as described above, the Holder shall be deemed to be the holder of record for the shares of Common Stock issuable upon such exercise, even if the stock transfer books of the Company shall then be closed or certificates representing such shares of Common Stock shall not have been delivered to the Holder. The Holder shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant. The Company shall promptly thereafter issue certificate(s) evidencing the Common Stock so purchased.

	2.	Reservation of Shares.  The Company shall at all
times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and other securities) from time to time receivable upon exercise of this Warrant. All such shares (and other securities) shall be duly authorized and, when issued upon exercise, shall be validly issued, fully paid and nonassessable.

	3.	No Fractional Shares Issued.  No fractional shares
or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall pay the Holder an amount equal to the Fair Value (as hereinafter defined), on the business day prior to the exercise of this Warrant, of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon exercise of this Warrant.

	4.	Transfer.

		(a)	Securities Law.  Neither this Warrant nor the
Warrant Stock issuable upon the exercise hereof has been registered under the Securities Act of 1933, as amended (the
"Act"), or under any state securities laws and, unless so registered, may not be transferred, sold, pledged, hypothecated or otherwise disposed of unless an exemption for such registration is available. In the event Holder desires to transfer this Warrant or any of the Warrant Stock issued upon the exercise hereof, the Holder must give the Company prior written notice of such proposed transfer including the name and address of the proposed transferee.
Such transfer may be made only either (i) upon registration of the Warrants or Warrant Stock pursuant to the Act and applicable state securities laws, (ii) upon publication by the Securities and Exchange Commission (the "Commission") of a ruling, interpretation, opinion or "no action letter" based upon facts presented to the Commission, or (iii) upon receipt by the Company of an opinion of counsel, reasonably satisfactory to the Company, in the case of either (ii) or
(iii), to the effect that the proposed transfer will not involve any violation of the registration provisions of the Act or of any applicable state securities laws.

		(b)	Transfer.  Except as restricted hereby, this
Warrant and the Warrant Stock may be transferred by the Holder in whole at any time. Upon surrender of this Warrant certificate to the Company with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant certificate in the name of the assignee named in such instrument of assignment, and this Warrant certificate shall promptly be cancelled. Any assignment, transfer, pledge, hypothecation or other disposition of this Warrant attempted contrary to the provisions of this Warrant, or any levy of execution, attachment or other process attempted upon this Warrant, shall be null and void and without effect.

		(c) 	Rule 144A.  The Company will take, or will
cause to be taken, such action as the Holder may reasonably request from time to time to facilitate any sale or disposition by the Holder of this Warrant or any Warrant
Stock without registration under the Act and/or any applicable state securities laws within the limitations of the exemptions of any rule or regulation thereunder, including, without limitation, Rule 144A under the Act.

	5.	Rights of Holder.  The Holder shall not, by virtue
hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

	6.	Anti-Dilution Provisions.

		6.1.	Adjustment of Number of Shares Purchasable.
Upon any adjustment of the Exercise Price as provided in
Section 6.2, the Holder hereof shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment; provided, however, that the maximum number of shares of Common Stock purchasable hereunder after all adjustments shall be 225,000.

		6.2.	Adjustment of Exercise Price.  In addition to
any adjustment required under the provisions of Section 6.5 below, and except as otherwise provided in Section 6.2(n) below, the Exercise Price shall be subject to adjustment from time to time as set forth in this Section 6.2.

		(a)	Stock Dividends, Subdivisions and
Combinations. If and whenever the Company subsequent to the date hereof:

	(i)	declares a dividend upon, or makes any
distribution in respect of, any of its capital stock, payable in shares of Common Stock, Convertible Securities (as hereinafter defined) or Stock Purchase rights (as hereinafter defined), or

	(ii)	subdivides its outstanding shares of
Common Stock into a larger number of shares of Common Stock, or

        (iii)	combines its outstanding shares of
Common Stock into a smaller number of shares of Common Stock,

then the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction (A) the numerator of which shall be the total number of outstanding shares of Common Stock immediately prior to such event, and (B) the denominator of which shall be the total number of outstanding shares of Common Stock immediately after such event, treating as outstanding all shares of Common Stock issuable upon conversions or exchanges of such Convertible Securities and exercises of such Stock Purchase Rights.

		(b)	Issuance of Additional Shares of Common
tock. If and whenever the Company subsequent to the date hereof shall issue or sell any shares of Common Stock
(except as otherwise provided in the last paragraph of this
Section 6.2(b)), for a consideration per share less than the greater of (x) the Fair Value (as hereinafter defined) per share and (y) the Exercise Price then in effect (determined, in each case, as of the date specified in the next
succeeding paragraph), the Exercise Price upon each such issuance or sale shall be adjusted as of the date specified in the next succeeding paragraph to the lower of the prices calculated pursuant to the following clauses (i) and (ii) of this Section 6.2(b) and shall be determined by:

	(i)	multiplying the Exercise Price in effect
as of the date specified in the next succeeding paragraph by a fraction the numerator of which is
(A) the sum of (1) the number of shares of Common
Stock outstanding immediately prior to such issue or sale multiplied by the Fair Value per share of Common Stock immediately prior to such issue or sale plus (2) the aggregate consideration, if any, received by the Company upon such issue or sale, divided by (B) the total number of shares of Common Stock outstanding immediately after such issue or sale, and the denominator of which is the Fair Value per share of Common Stock immediately prior to such issue or sale; and

	(ii)	multiplying the Exercise Price in effect
as of the date specified in the next succeeding paragraph by a fraction the numerator of which is
(A) the sum of (1) the number of shares of Common
Stock outstanding immediately prior to such issue or sale multiplied by the Exercise Price per share of Common Stock immediately prior to such issue or sale plus (2) the aggregate consideration, if any, received by the Company upon such issue or sale, divided by (B) the total number of shares of Common Stock outstanding immediately after such issue or sale, and the denominator of which is the Exercise Price per share of Common Stock immediately prior to such issue or sale.

		For purposes of this Section 6.2(b), (i) the date as of which the Exercise Price shall be adjusted and the date as of which the Fair Value shall be determined shall be the earlier of (A) the date on which the Company shall enter into a firm contract for the issuance of such shares of Common Stock and (B) immediately prior to the date of actual issuance of such shares of Common Stock and (ii) the date as of which the Exercise Price then in effect shall be determined shall be the date of, and immediately prior to, such other sale or issuance of any such shares of Common Stock.

		No adjustment of the Exercise Price shall be made under this Section 6.2(b) upon the issuance of any shares of Common Stock which are (i) distributed to holders of Common
Stock pursuant to a stock dividend or subdivision for which an adjustment shall previously have been made under Section 6.2(a) or (ii) issued pursuant to the exercise of any Stock Purchase Rights or pursuant to the conversion or exchange of any Convertible Securities to the extent that an adjustment shall previously have been made upon the issuance of such Stock Purchase Rights or Convertible Securities pursuant to Sections 6.2(a), (c) or (d).

		(c)	Issuance of Stock Purchase Rights.  If and
whenever the Company subsequent to the date hereof shall issue or sell any Stock Purchase Rights (except as otherwise provided in the last paragraph of this Section 6.2(c) and the consideration per share for which shares of Common Stock may at any time thereafter be issuable upon exercise thereof
(or, in the case of Stock Purchase Rights exercisable for the purchase of Convertible Securities, upon the subsequent conversion or exchange of such Convertible Securities) shall be less than the greater of (x) the Fair Value per share and
(y) the Exercise Price then in effect (determined, in each case, as of the date specified in the next succeeding paragraph), the Exercise Price upon each such issuance or sale shall be adjusted as provided in Section 6.2(b) as of the date specified in the next succeeding paragraph on the basis that the maximum number of shares of Common Stock ever issuable upon exercise of such Stock Purchase Rights (or upon conversion or exchange of such Convertible Securities following such exercise) shall be deemed to have been issued as of the date of the determination of the Fair Value specified in the next succeeding paragraph.

		For the purposes of this Section 6.2(c), (i) the date as of which the Exercise Price shall be adjusted and the date as of which the Fair Value shall be determined shall be the earlier of (A) the date on which the Company shall enter into a firm contract for the issuance of such Stock Purchase Rights and (B) immediately prior to the date of actual issuance of such Stock Purchase Rights and (ii) the date as of which the Exercise Price then in effect shall be determined shall be the date of, and immediately prior to, such other sale or issuance of any such Stock Purchase Rights.

		No adjustment of the Exercise Price shall be made under this Section 6.2(c) upon the issuance of any Stock
Purchase Rights to the extent that an adjustment shall previously have been made upon the issuance of such Stock
Purchase Rights pursuant to Section 6.2(a).

		(d)	Issuance of Convertible Securities.  If and
whenever the Company subsequent to the date hereof shall issue or sell any Convertible Securities (except as otherwise provided in the last paragraph of this Section
6.2(d)) and the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the greater of (x) the Fair Value per share and (y) the Exercise Price then in effect (determined, in each case, as of the date specified in the next succeeding paragraph), the Exercise Price upon each such issuance or sale shall be adjusted as provided in Section 6.2(b) as of the date specified in the next succeeding paragraph on the basis that the maximum number of shares of Common Stock ever necessary to effect the conversion or exchange of all such Convertible
Securities shall be deemed to have been issued as of the date of the determination of the Fair Value specified in the next succeeding paragraph.

		For the purposes of this Section 6.2(d), (i) the date as of which the Exercise Price shall be adjusted and the date as of which the Fair Value shall be determined shall be the earlier of (A) the date on which the Company shall enter into a firm contract for the issuance of such

Convertible Securities and (B) immediately prior to the date of actual issuance of such Convertible Securities and (ii) the date as of which the Exercise Price then in effect shall be determined shall be the date of, and immediately prior to, such other sale or issuance of any such Convertible Securities.

		No adjustment of the Exercise Price shall be made under this Section 6.2(d) upon the issuance of any convertible Securities which are (I) distributed to holder of Common Stock pursuant to a stock dividend to the extent that an adjustment shall previously have been made pursuant to Section 6.2(a) or (ii) issued pursuant to the exercise of any Stock Purchase Rights to the extent that an adjustment shall previously have been made upon the issuance of such Stock Purchase Rights pursuant to section 6.2(a) or (c).

		(e)	Minimum Adjustment.  If any adjustment of the
Exercise Price pursuant to this Section 6.2 shall result in an adjustment of less that $.0001, no such adjustment shall be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to $.0001;
provided that upon any adjustment of the Exercise Price resulting from (i) the declaration of a dividend upon, or the making of any distribution in respect of, any stock of the Company payable is Common Stock, Stock Purchase Rights or Convertible Securities or (ii) the reclassification by subdivision, combination or otherwise, of the Common Stock into a greater or smaller number of shares, the foregoing figure of $.0001 per share (or such figure as last adjusted) shall be proportionately adjusted, and provided, further, that upon the exercise of this Warrant, the Company shall make all necessary adjustments (to the nearest $.0001 of a cent) not theretofore made to the Exercise Price up to and including the date upon which this Warrant is exercised.

		(f)	Readjustment of Exercise Price.  Upon each
change in (i) the consideration, if any, payable for any
Stock Purchase Rights or Convertible Securities referred to
in Section 6.2(a), (c) or (d), (ii) the consideration, if
any, payable upon exercise of such Stock Purchase Rights or
upon the conversion or exchange of such Convertible
Securities or (iii) the number of shares of Common Stock
issuable upon the exercise of such Stock Purchase Rights or
the rate at which such Convertible Securities are
convertible into or exchangeable for share of Common Stock,
the Exercise Price in effect at the time of such event shall forthwith the readjusted to the Exercise Price which would have been in effect at such had such Stock Purchase Rights
or Convertible Securities provided for such changed
consideration, number of shares of Common Stock so issuable
or conversion rate, as the case may be, at the time
initially granted, issued or sold.  On the expiration of any
Stock Purchase Rights not exercised, the Exercise Price then in effect shall forthwith be increased to the Exercise Price which would have been in effect at the time of such
expiration had such Stock Purchase Rights or Convertible Securities never been issued. In the event an adjustment is made to the Exercise Price pursuant to Section 6.2(b),
(c) or (d) upon the entering into by the Company of a firm contract for the issuance of shares of Common Stock Purchase Rights or convertible Securities, but the terms of such firm contract change subsequent to the date on which such firm contract was entered into (including any reduction in the
number of shares, Stock Purchase Rights or Convertible
Securities issuable thereunder or the consideration payable therefor under such firm contract), the Exercise Price in effect on the date
                                     6
of such change to such firm contract shall forthwith be adjusted to the Exercise Price which would have been in effect at the time of such change had such firm contract been entered into originally on such changed terms. No readjustment of the Exercise Price pursuant to this Section 6.2(f) shall (i) increase the Exercise Price in respect of the issue, sale or grant (or deemed issue, sale or grant) of the applicable shares of Common Stock, Stock Purchase Rights or convertible
Securities or (ii) require any adjustment to the amount paid or number of shares of Warrant Stock received upon any exercise of this Warrant prior to the date upon which such readjustment to the Exercise Price shall occur.

		(g)	Reorganization; Reclassification or
Recapitalization of the Company. If and whenever subsequent to the date hereof the Company shall effect (i) any reorganization or reclassification or recapitalization of the capital stock of the Company (other than in the cases referred to in section 6.2(a), (ii) any consolidation or merger of the Company with or into another person or entity,
(iii) the sale, transfer or other disposition of the property, assets or business of the Company as an entirety or substantially as an entirety or (iv) any other transaction (or any other event shall occur) as a result of which holder of Common Stock become entitled to receive any shares of stock or other securities and/or property (including, without limitation, cash) with respect to or in exchange for the Common Stock, there shall thereafter be deliverable upon the exercise of this Warrant or any portion thereof ) in lieu of or in addition to the shares of Warrant Stock theretofore deliverable, as appropriate) the highest number of shares of stock or other securities and/or the greatest amount of property (including, without limitation, cash) to which the holder of the number of shares of Warrant Stock which would otherwise have been deliverable upon the exercise of this Warrant or any portion thereof at the time would have been entitle upon such reorganization or reclassification or recapitalization of capital stock, consolidation, merger, sale, transfer, disposition or any other transaction or upon the occurrence of such other event and at the same aggregate Exercise Price.

Prior to and as a condition of the consummation of any transaction or event described in the preceding sentence, the Company shall make equitable, written adjustments in the application of the provisions herein set forth satisfactory tot he Holder of this Warrant so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares of stock or other securities or other property thereafter deliverable upon exercise of this Warrant. Any such adjustment shall be made by and set forth in a supplemental agreement of the Company and/or the successor entity, as applicable, for the benefit of and in form and substance acceptable to the Holder of this Warrant, which agreement shall bind the Company and/or the successor entity, as applicable, and the Holder hereof and shall be accompanied by a favorable opinion of the regular outside counsel to the Company or the successor entity, as applicable (or such other firm as is reasonable acceptable to the Holder hereof), as to the enforceability of such agreement and as to such other matters as the Holder hereof may reasonable request.

         (h) Other Dilutive Events. If any other transaction or event (other than those explicitly referred to in this Section 6.2), including, without limitation, any issuance, repurchase, redemption, or other distribution in respect of any shares of stock or securities of the Company or of any other person or entity, including any person or entity referred to in Section 6.2(g), shall occur as to which the other provisions of this
Section 6 are not strictly applicable but the failure to make any adjustment to the Exercise Price or to any of the other terms of this Warrant would not fairly protect the purchase rights and other rights represented by this Warrant in accordance with the essential intent and principles hereof, then, and as a condition to the consummation of any such transaction or event, and in each such case, the Company shall appoint a firm of independent public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give its opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 6, necessary to preserve, without dilution, the rights represented by this Warrant. The certificate of any such firm of accountants shall be conclusive evidence of the correctness of any computation made under this Section 6. The Company shall pay the fees and expenses of such firm of accountants in connection with any such opinion. Upon receipt of such opinion, the Company will promptly deliver a copy thereof to the hold of this Warrant and shall make the adjustments described therein.

         (i)  Determination of Consideration.  For purposes of this
Section 6, the consideration received or receivable by the Company for the issuance, sale and grant of shares of Common Stock, Stock Purchase Rights or Convertible Securities, irrespective of the accounting treatment of such consideration, shall be valued and determined as follows.

              (i)  Cash Payment.  In the case of cash, the
              gross amount paid by the purchasers without deduction of any accrued interest or dividends, any reasonable expenses paid or incurred and any reasonable underwriting commissions or concessions paid or allowed by the Company in connection with such issue or sale.

              (ii) Non-Cash Payment. In the case of consideration other than cask, the fair Value thereof (in any case as of the date immediately preceding the issuance, sale or grant in question).

              (iii) Certain Allocations. If shares of Common Stock, Stock Purchase Rights and/or Convertible Securities are issued or sold together with other securities or other assets of the Company for a consideration which covers more than one of the foregoing categories of securities and assets, the consideration received or receivable
              (computed as provided in clauses (I) and (ii) of this Section 6.2(I)) shall be allocable to such shares of Common Stock, Stock Purchase Rights and or Convertible Securities as reasonably determined in good faith by the board of directors of the Company (provided such allocation is set forth in a written resolution and a certified copy thereof is furnished to the holder of this Warrant promptly (but in any event within 10 days) following its adoption.

              (iv) Dividends in Securities. If the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in share of Common Stock, Convertible Securities or Stock Purchase Rights, such shares of Common Stock, Convertible Securities or Stock Purchase Rights, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

              (v)  Stock Purchase Rights and Convertible Securities.
              The consideration for which each share of Common Stock shall be deemed to be issued upon the issuance or sale of any Stock Purchase Rights or Convertible Securities shall be determined by dividing (A) the total consideration, if any, received by the Company as consideration for the Stock Purchase Rights or the Convertible Securities, as the case may be, plus the minimum aggregate amount of additional consideration, if any, ever payable to the Company upon the exercise of such Stock Purchase Rights and/or upon the conversion or exchange of such Convertible Securities, as the case may be, but without deduction of any accrued interest or dividends, any reasonable expenses paid or incurred and any reasonable underwriting commissions or concessions paid or allowed by the Company in connection with such issue or sale; by (B) the maximum number of shares of Common Stock ever issuable upon the exercise of such Stock Purchase Rights or upon the conversion or exchange of such Convertible Securities.

              (vi) Merger, Consolidation or Sale of Assets. If any shares of Common Stock, Convertible Securities or Stock
              Purchase Rights are issued in connection with any merger or consolidation of which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Value of such portion of the assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Convertible Securities or Stock Purchase Rights, as the case may be. In the event of (A) any merger or consolidation of which the Company is not the surviving corporation or (B) the sale, transfer or other disposition of the property, assets or business of the Company as an entirety or substantially as an entirety for stock or other securities or any other person or entity, the Company shall be deemed to have issued the number of shares of Common Stock for stock or securities of the surviving corporation or such other person or entity, the Company shall be deemed to have issued the number of shares of Common Stock for stock or securities of the surviving corporation or such other person or entity computed on the basis of the actual exchange ration on which the transaction was predicated and for a consideration equal to the fair
              Value on the date of such transaction of such stock or securities of the surviving corporation or such other person or entity, and if any such calculation results in adjustment of the Exercise Price, the determination of the number of shares of Warrant Stock issuable upon exercise of this Warrant immediately prior to such merger, consolidation or sale, for the purposes of Section 6.2(g), shall be made after giving effect to such adjustment of the Exercise Price.

		(j)	Record Date.  If the Company shall take a
record of the holders of the Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Convertible Securities or Stock Purchase Rights or (ii) to subscribe for or purchase Common Stock, Convertible Securities or Stock
Purchase Rights, then all references in this Section 6 to the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, shall be deemed to be references to such record date.

		(k)	Shares Outstanding.  The number of shares of
Common Stock deemed to be outstanding at any given time shall not include shares of Common Stock held by the Company or any subsidiary of the Company.

		(l)	Maximum Exercise Price.  At no time shall the
Exercise Price exceed $0.50 per share except as a result of an adjustment thereto pursuant to Section 6.2(a)(iii) or 6.2(g).

		(m)	Application.  All subdivisions of this
Section 6.2 are intended to operate independently of one another. If a transaction or any event occurs that requires the application of more than one subdivision, all applicable subdivisions shall be given independent effect so as to fairly protect the purchase rights and other rights represented by this Warrant in accordance with the essential intent and principles hereof.

(n)	No Adjustments under Certain Circumstances.
Anything herein to the contrary notwithstanding, no adjustment to the Exercise Price shall be made in the case of any issuance of shares of Common Stock upon the exercise in whole or part of any Warrant.

6.3 Rights Offering. If the Company shall effect an offering of securities pro rata among its stockholders, the Holder hereof shall be entitled, at its option, to elect to participate in each and every such offering as if this Warrant had been exercised and such Holder were, at the time of any such rights offering, then a Holder of that number of shares of Warrant Stock to which such Holder is then entitled on the exercise hereof.

6.4  Certificates and Notices.

		(a)	Adjustments to Exercise Price.  As promptly
as practicable (but in any event not later than five days) after the occurrence of any event requiring any adjustment under this Section 6 to the Exercise Price (or to the number or kind of securities or other property deliverable upon the exercise of this Warrant), the Company shall, at its expense, deliver to the Holder of this Warrant either (i) an officer's certificate or (ii) a certificate signed by a firm of independent public accountants of recognized national standing (which may be the regular auditors of the Company), setting forth in reasonable detain the vents requiring the adjustment and the method by which such adjustment was calculated and specifying the adjusted Exercise Price and the number of shares of Common Stock purchasable upon exercise of this Warrant after giving effect to such adjustment.


	(b)	Extraordinary Corporate Events.  If and
whenever the Company subsequent to the date hereof shall propose to (i) pay any dividend to the holders of shares of Common Stock or to make any other distribution to the holders of shares of Common Stock (including, without limitation, any cash dividend), (ii) offer to the holders of shares of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options or (iii) effect any reclassification of the Common Stock (other than a reclassification involving merely the subdivision or combination of the Common Stock
(other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock), (iv) engage in any reorganization or recapitalization or any consolidation or merger (other than a merger in which no distribution of securities or other property is to be made to holder of shares of Common Stock),
(v) consummate any sale, transfer or other disposition of its property, assets and business as an entirety or substantially as an entirety, (vi) effect any other transaction which might require an adjustment to the Exercise Price (or to the number or kind of securities or other property deliverable upon the exercise of this Warrant), including, without limitation, any transaction of the kind described in Section 6.2(g) or (vii) commence or effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall deliver to the holder of this Warrant an officer's certificate giving notice of such proposed action, specifying (A) the date on which the stock transfer books of the Company shall close, or a record shall be taken, for determining the holders of Common Stock entitled to receive such dividend or other distribution or such rights or options, or the date on which such reclassification, reorganization, recapitalization, consolidation, merger, sale, transfer, other disposition, transaction, liquidation, dissolution or winding up shall take place or commence, as the case may be, and (B) the date as of which it is expected that holders of Common Stock of record shall be entitled to receive securities or other property deliverable upon such action, if any such date is to be fixed. Such officer's certificate shall be delivered in the case of any action covered by clause (i) or (ii) above, at least 20 days prior to the record date for determining holders of Common Stock for purposes of receiving such payment or offer, and, in any other case, at least 20 days prior to the date upon which such action takes place and 20 days prior to any record date to determine holders of Common Stock entitled to receive such securities or other property.

		(c)	Effect of Failure.  Failure to give any
certificate of notice, or any defect in any certificate or notice required under this Section 6.4 shall not affect the legality or validity of the adjustment of the Exercise Price or the number of shares of Warrant Stock purchasable upon exercise of this Warrant.

	6.5	Definitions.  The following terms, when used
herein, shall have the following meanings:

		"Convertible Securities" shall mean evidences of indebtedness, shares (including, without limitation, preferred stock) or stock or other securities which are convertible into or exchangeable or exercisable for, with or without payment of addition consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

		"Current Market Price" of any security as of any date herein specified shall mean the average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before the day in question (or in the event that a security has been traded for less than 45 days, each of the trading days on which such security has been traded). The closing price for each day shall be (a) if such security is listed or admitted for trading on any national securities exchange, the last sale price of such security, regular way, or the average of the closing bid and asked prices thereof if no such sale occurred, in each case as officially reported on the principal securities exchange on which such security is listed, or (b) if not reported as described in clause (a), the average of the closing bid and asked prices of such security as shown by the National Association of Securities Dealers, Inc. Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use (an "Automated Quotation System"), is so quoted, as reported by any member firm of the New York Stock Exchange selected by the Holder, or (c) if not quoted as described in clause
(b), the average of the
closing bid and asked prices for such security as reported by the National Quotation Bureau Incorporated or any similar successor organization, as reported by any member firm of the New York Stock Exchange selected by the Holder, provided, however, if shares of the Common Stock of the Company shall not be quotes as described in clause (b) above, the "Current Market Price" of a share of Common Stock shall be deemed to be an amount equal to the Exercise Price then in effect.
If such security is quoted on a national securities or central market system in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (a) of the preceding sentence if bid and asked prices are reported but actual transactions are not.
In connection with any security being offered to the public in an initial public offering of the issue, the per share offering price to the public.

	"Fair Value" shall mean the fair value of the appropriate security, property, assets or business as determined by (a) in the case of any security, application of the definition of Current Market Price, or (b) is clause
(a) of this definition is not applicable, a bona fide arm's-length transaction between the Company or a subsidiary thereof and an unaffiliated third party, which transaction involves securities, properties, assets or businesses the cost or value of which constitutes not less than 5% of all of the securities, properties, assets or businesses, as the case may be, of the Company and its subsidiaries taken as a whole, or (c) if neither clause (a) nor clause (b) of this definition is applicable, the Board of Directors of the Company in good faith (a "Board Determination"), provided, however, that if the Holder hereof shall object to such valuation under this clause (c), they shall within 10 days of such unsatisfactory valuation designate an independent appraiser or investment bank of recognized national standing reasonably satisfactory to the Company to make an appraisal in accordance with generally accepted financial practice (an "Appraisal"). Any such determination reference in the proviso to clause (c) of the immediately preceding sentence shall be set forth in writing, and the Company shall, immediately following such determination, deliver a copy thereof to the Holder hereof. The determination so made (except for a Board determination to which the Holder hereof objects within 10 days) shall be conclusive and binding on the Company and on such Holder. The Company shall pay all of the expenses incurred in connection with any such determination, except for any Appraisal, the cost of which shall be borne by the Holder.

	"Stock Purchase Rights" shall mean any warrants, options or other rights subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible
Securities, either immediately or upon the arrival of a specified date or the happening of a specified event.

	7.	Various Covenants of the Company

		7.1	No Impairment or Amendment.	The Company
shall not by any action including, without limitation, amending its charter, any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the holder hereof against impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of Warrant Stock issuable upon exercise of this Warrant to be greater than the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly issue fully paid and nonassessable shares of Warrant Stock, (c) will obtain and maintain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction as may be necessary to enable the Company to perform its obligations under this Warrant, and (d) will not issue any capital stock or enter into any agreement the terms of which would have the effect, directly or indirectly, of preventing the Company from honoring its obligations hereunder.

			So long as any Warrants or shares of Warrant
Stock are outstanding, the Company will acknowledge in writing, in form satisfactory to any holder of any such security, the continued validity of the Company obligations hereunder.

		7.2	Listings on Security Exchanges, etc.  At all
times following the exercise of this Warrant, the Company will use commercially reasonable efforts to maintain the listing of all shares of Warrant Stock on each security exchange or market or trading system on which the Common
Stock is then or at any time thereafter listed or traded.

	8.	Legend and Stop Transfer Orders.  Unless the
shares of Warrant Stock have been register under the Act, upon exercise of any of this Warrant and the issuance of any of the shares of Warrant Stock, all certificates representing shares of Warrant Stock shall bear on the face thereof substantially the following legend, insofar as is consistent with applicable law:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE
NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
1993, AS AMENDED, OR APPLICABLE STATE SECURITIES
LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE,
ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF
UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF
THAT ACT AND APPLICABLE STATE SECURITIES LAWS OR AN
OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY,
IS OBTAINED STATING THAT SUCH DISPOSITION WILL NOT
INVOLVE ANY VIOLATION OF THE REGISTRATION
PROVISIONS OF THE OR OF ANY APPLICABLE STATE
SECURITIES LAW."

	9.	Registration.

		(a)	Piggyback Registrations.  Notwithstanding the
provision s set forth above, the Company shall notify the
Holder in writing at least thirty (30) days prior to filing
any registration statement under the Act for purposes of a
public offering of securities of the Company (including, but not limited to, registration statements relating to
secondary offerings of securities of the Company, but
excluding registration statements relating to employee
benefit plans) and will afford each such Holder an
opportunity to include in such registration statement the
Warrant Stock.  If the registration statement is for an
underwritten offering, the Company shall so advise the
Holder and the right of Holder to be included in a
registration shall be subject to reduction in the discretion of the underwriter (provided that any reduction by such
underwriter shall be effected pro rata with respect to all
persons or entities entitled to piggy-back registration of
their securities in such offering) and conditioned upon such
Holder's participation in such
                                     13
underwriting and the inclusion of such Holder's Warrant Stock and Holders execution of the underwriting agreement.

		(b)	Payment of Expenses.  All expenses incurred
in connection with registration (excluding underwriters' discounts and commissions), including, without limitation, all registration, blue sky and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company.

		(c)	Obligations of the Company.  Whenever
required to effect the registration of the Warrant Stock, the Company shall, as expeditiously as reasonably possible:

(i) Prepare and file a registration statement with respect thereto and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for up to one hundred fifty (150) days.
(ii)  Prepare and file such amendments and
supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act.
(iii)  Furnish to the Holder such number of
copies of a prospectus, including a
preliminary prospectus, in conformity with the requirements of the Act, and such other documents as may be reasonable requested.
(iv)  Use its best efforts to register and
qualify the securities covered by such
registration statement under such other
securities or Blue Sky laws of such
jurisdictions as shall be reasonable
requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service or process in any such states or jurisdictions.
(v)  In the event of any underwritten public
offering, enter into and perform its
obligations under an underwriting
agreement, in usual and customary form,
with the managing underwriter(s) of such offering. the Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
(vi)  Notify the Holder at any time when a
prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement or any document incorporated therein by reference, as then in effect, includes and untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.
(vii)  Afford to the Holder all rights
(including the right to conduct "due
diligence" with respect to the Company)
customarily afforded to selling
stockholders in an underwritten public
offering.

(d) Indemnification. The Company will indemnify and hold harmless the Holder, the partners, officers and directors of the Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter with the meaning of the Act of the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint and several) to which they may become subject under the Act, the 1934 Act, as amended (the
"1934 Act"), against any losses, claims, damages, or liabilities (joint and several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations
(collectively a "violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any Preliminary Prospectus or final prospectus contained therein or any amendments or supplements thereto, or any documents incorporated therein by reference,
(ii) the omission or alleged omission to state therein a material fact contained in such registration statement, including any
Preliminary Prospectus contained therein or any amendments or supplements thereto, or any documents incorporated therein by reference,
(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act any state securities law or rule or regulation promulgated under the Act, the 1934 Act or any state securities law in connection with the offering covered by such registration statement: and the Company, at its option, shall either assume the defense thereof or will reimburse the Holder, partner, officer, or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if the Holder fails to promptly notify the Company of such claim or such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder. The obligations of the Company under this paragraph shall survive the completion of any offering of Warrant Stock.
(e) Survival. The Company's obligations under this Section 9 shall survive until the third anniversary of the date hereof.

10. Representation and Warranties. The Company represents and warrants to the Holder that:

     (a) The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, of which 4,136,927 shares of Common Stock were issued and outstanding on the date hereof. Except for this Warrant and except as described in writing by the Company to the Holder on or prior to the date hereof,
(i) there are no outstanding rights, options, warrants or agreements for the purchase from, or sale or issuance by, the Company or any of the Company's subsidiaries of any capital stock or equity interests or securities convertible into or exercisable or exchangeable for such stock or equity interest;
(ii) there are no agreements on the part of the Company or any of the Company's subsidiaries to issue, sell or distribute any securities or equity interests or any assets of the Company or any of the Company's subsidiaries; (iii) none of the Company or any of the Company's subsidiaries has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its securities or equity interests or any interest therein or to pay any dividend or make any distribution in respect thereof, and
(iv) no person or entity is entitled to (A) any preemptive or similar right with respect to the issuance of any securities or equity interests of the Company or any of the Company's subsidiaries, or (B) any rights with respect to the registration of any securities or equity interests of the Company or any of the Company's subsidiaries under the Act.

     (b) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with all requisite power and authority to execute, deliver and perform its obligations under this Warrant and to conduct its business as presently conducted. The Company is duly qualified and authorized to do business as a foreign corporation and is in good standing in which such qualification and good standing are necessary or desirable for the conduct by the Company of its business or the performance by the Company of its obligations hereunder. The execution, delivery and performance by the Company of this Warrant do not and will not constitute (a) a violation of any applicable law or the Company's articles or certificate of incorporation or bylaws or (b) a material breach of any other document, agreement or instrument to which the Company is a party or by which the Company is bound. This Warrant has been duly authorized, executed and delivered by the Company, and is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. No consent of, approval by, registration or filling with or authorization from any governmental authority or agency is required in connection with the execution, delivery or performance by the Company of this Warrant.

     11. Put Rights. The Company hereby irrevocably grants to Holder the right and option (to "Put") to sell to the Company this Warrant, on and after July 1, 1997 and prior to the Expiration Date, at a purchase price
(the "Purchase Price") of $75,000. The Purchase Price shall be due and payable in twelve installments of $6,250 with the first such installment due and payable on the ninetieth day after the Company's receipt of written notice from Holder of its exercise of the Put and subsequent installments shall be due and payable every three months thereafter until such Purchase Price is paid in full. Upon payment in full of such Purchase Price, Holder shall surrender the Warrant to the Company for cancellation. If the Company fails to pay any installment of the Purchase Price when due or becomes the subject of any bankruptcy or insolvency proceeding or receivership, Holder shall be entitled to demand immediate payment of (and the Company shall be required to immediately pay) the remainder of the Purchase Price.

     12. Prohibitions on Certain Transactions. The Company shall not, on or after the date hereof, (A) issue or sell an Common Stock to Tullis-Dickerson Capital Focus, L.P. ("TD") or any affiliate, officer or director of TD or the Company (collectively, the "Prohibited Persons") for a consideration per share less than the greater of (x) the Fair Value per share and (y) the Exercise Price then in effect;
(B) issue or sell any Stock Purchase Rights to a Prohibited
Person where the consideration per share for which shares of Common Stock issuable upon the exercise thereof is less than the greater of (x) the Fair Value per share and (y) the Exercise Price then if effect; or (c) issue or sell any Convertible Securities to any Prohibited Person where the consideration per share for which Common Stock issuable pursuant to the terms thereof is less than the greater of (x) the Fair Value per share and (y) the Exercise Price then if effect; provided however, that the foregoing prohibition shall not apply to the issuance of any Common Stock to a Prohibited Person pursuant to Stock
Purchase Rights or Convertible Securities issued by the Company prior to the date hereof.

     13. Notice. All notices hereunder shall be in writing and shall be deemed given (a) when delivered personally,
(b) the next business day when sent by nationally recognized overnight courier service procuring a return receipt, or
(c) within three business days after mailing when by certified or registered mail, return receipt requested, to the Company at American Consolidated Laboratories, Inc.,
1640 N. Market Drive, Raleigh, North Carolina 27609, or to the Holder at its address on the Company's records or at such other address of which the Company or Holder has been advised by notice hereunder.

     14. Applicable Law. This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Florida.

     15. Miscellaneous. This Warrant represents the entire agreement of the Company with respect to the subject matter hereof and may be changed only by a written agreement executed by the Company and the Holder.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of June 25, 1996.

                                   AMERICAN CONSOLIDATED
                                   LABORATORIES, INC.



                                   By: /s/ Joseph A. Arena
                                       Name: Joseph A. Arena
                                       Title: Chief Executive Officer

                         ASSIGNMENT FORM


          For value received, the undersigned
hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of the capital stock covered thereby set forth below, unto:

     Name and address of Assignee              Number of Shares







Date:

     Name of Holder:



                                               By:

                         WARRANT EXERCISE FORM

     1. The undersigned Warrant Holder of the attached original, executed Warrant hereby elects to exercise its purchase right under such Warrant with respect to the Warrant Stock, as defined in the Warrant of American Consolidated Laboratories, Inc. (the "Company").

     2. The undersigned Warrant Holder elects to pay the aggregate exercise price for such Warrant Stock in the following manner:

            (a)  by lawful money of the United States or the
                 enclosed certified check or postal or express
                 money order payable in United States dollars to
                 the order of the Company in the amount of $      ;
                 or

            (b)  by wire transfer of United States funds to the
                 account of the Company in the amount of $      ,
                 which transfer has been made before or
                 simultaneously with the delivery of this Warrant Exercise Form pursuant to the instructions of the Company.

            (c) by surrendering Holder's rights to that number of shares of Warrant Stock having a Fair Value (as defined in the Warrant) equal to the exercise price of the Warrant Stock being purchased. Accordingly, upon exercise of this Warrant, Holder would receive the number of shares of Warrant Stock to which it would otherwise be entitled upon such exercise, less the surrendered shares.

     3. Please issue a stock certificate or certificates representing the appropriate number of shares of Warrant Stock in the name of the undersigned or in such names as is specified below:

Name:

Address:

Tax Identification No.

HOLDER:

By:

Date:

Note: The signature of the Warrant Holder must conform in all respects to the name of the Warrant Holder as specified on the face of the Warrant, or Assignment, without alteration, enlargement or any change whatsoever.